UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 21, 2005	000-31267
Date of Report (Date of earliest event reported)	Commission File Number

IWT TESORO CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	91-2048019
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

191 Post Road West, Suite 10, Westport, CT 06880

(Address of Principal Executive Offices) (Zip Code)

(203) 271-2770

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing requirements of the registration under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.                                          Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As part of preparing its Annual Report on Form 10-K for the year ended December 31, 2004, the management of IWT Tesoro Corporation concluded it should restate its previously issued financial statements for the fiscal year ended December 31, 2002, each of the three fiscal quarters ended March 31, 2003, June 30, 2003 and September 30, 2003, the fiscal year ended December 31, 2003 and each of the three fiscal quarters ended March 31, 2004, June 30, 2004 and September 30, 2004. These restatements are the result of the Company incorrectly accounting for promotional merchandise, the recognition of certain sales related expenses on an accrual basis and the method used for estimating allowances for product returns.   Accordingly, Tesoro’s Consolidated Financial Statements for the years ended 2003 and 2002 and for the interim periods should no longer be relied upon. The restatement will not have any effect on the Company’s gross revenue for any periods or on its cash flow.

Management discussed the proposed restatement of the specified financial statements and information with Tesoro’s Audit Committee, financial consultants and both current and former independent auditors who concur with management’s assessments.  On March 19, 2005, the Audit Committee reported on its discussions with its management and the current auditors to Tesoro’s Board of Directors with respect to the restatements who supported their conclusions.

In preparing the Company’s financial statements for 2004, management reassessed its methodology and determined that promotional merchandise should be expensed when distributed rather than capitalized and depreciated. This change impacted the Company’s 2004 income statement by ($439,000). The estimated adjustments resulting from the restatement will increase Tesoro’s previously reported loss for 2003 by ($757,400) and decrease Tesoro’s previously reported earnings for 2002 by ($615,536). This change will also reduce previously reported earnings or losses for the years prior to 2002, which will be recorded as a reduction to retained earnings as of the year ended 2001 and prior by ($1,607,400).

It was also determined that Tesoro had been incorrectly estimating the accruals for sales related expenses. This change impacted the Company’s 2004 income statement by ($242,000). The estimated adjustments resulting from the restatement will increase Tesoro’s previously reported loss for 2003 by ($196,000) and decrease Tesoro’s previously report earnings for 2002 by ($204,000).

Management further determined that Tesoro had been incorrectly estimating the allowances for product returns. This change impacted its 2004 income statement by ($65,000). The estimated adjustment resulting from the restatement will increase Tesoro’s previously reported loss for 2003 by ($55,000).

 The foregoing numbers are unaudited and may change materially upon completion of the audit of the Company’s financial statements for 2004 and audit of the 2003 and 2002 restatements by our prior auditors.

Tesoro is working diligently to complete its review of its accounting for these change of methodology and to finalize the impact of the necessary adjustments on each of the reporting periods described.  Tesoro believes that the restatements will all be filed prior to the filing of its Annual Report on Form 10–K for the year ending December 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 21, 2005	IWT TESORO CORPORATION

/s/ Henry J. Boucher, Jr., President
By: Henry J. Boucher, Jr., President